ATAI LIFE SCIENCES N.V.
ATTN: CORPORATE SECRETARY
PROF. J.H. BAVINCKLAAN 7, 1183 AT AMSTELVEEN
THE NETHERLANDS

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:59 AM Central European Time on November 4, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ATAI2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 5:59 AM Central European Time on November 4, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V79833-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

atai LIFE SCIENCES N.V.

The Board of Directors recommends you vote FOR the following proposals 1, 2, 3A, 3B, 4, 5, 6 and 7:

	Proposal	For	Against	Abstain
1.	Approval of the consummation of the Acquisition by atai in accordance with the terms of the Share Purchase Agreement.	☐	☐	☐
2.	Approval of the issuance of Ordinary Shares in connection with the Acquisition, pursuant to the terms of the Share Purchase Agreement.	☐	☐	☐
3A.	Appointment of Mr. Cosmo Feilding-Mellen as a non-executive director of the Company.	☐	☐	☐
3B.	Appointment of Dr. Robert Hershberg as a non-executive director of the Company.	☐	☐	☐
4.	Amending the Company's articles of association to effect the change of the Company's name pursuant to and as contemplated by the Deed of Amendment I.	☐	☐	☐
5.	Entering into the LuxCo Merger in accordance with the Merger Plan (following which atai LuxCo expects the Delaware Conversion to be effected, whereby, following the Delaware Conversion, the Certificate of Incorporation and Bylaws will come into effect).	☐	☐	☐
6.	Amending the Company's Articles of Association in connection with the LuxCo Merger to include a formula on the basis of which cash compensation to atai's shareholders who validly exercise their withdrawal right in connection with the LuxCo Merger can be readily determined.	☐	☐	☐
7.	Amending the Company's Articles of Association in connection with the LuxCo Merger to convert Ordinary Shares into a separate class of B shares if and to the extent atai shareholders exercise their withdrawal right under Dutch law in connection with the LuxCo Merger.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders:

The Notice and Proxy Statement is available at www.proxyvote.com.

V79834-TBD

PROXY
EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
NOVEMBER 4, 2025
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
atai LIFE SCIENCES N.V.

The undersigned hereby appoints Paul van der Bijl, civil law notary, and Esther Schreiber and Daphne Smiggels, deputy civil law notaries, working with NautaDutilh N.V., atai Life Sciences N.V.'s Dutch legal counsel, and each of them, with power to act without the other and with power of substitution, as proxies andattorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side of this proxy card, all the shares of atai Life Sciences N.V. which the undersigned is entitled to vote at the Extraordinary General Meeting of Shareholders of atai Life Sciences N.V. to be held at the offices of NautaDutilh N.V. (address: Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands) and via live webcast (www.virtualshareholdermeeting.com/ATAI2025SM) on November 4, 2025 at 6:00 p.m. Central European Time or any continuation, postponement or adjournment thereof, with all powers which the undersigned would possess if present at the Extraordinary General Meeting of Shareholders. All proxies heretofore given by the undersigned in respect of the Extraordinary General Meeting of Shareholders to be held on November 4, 2025 are hereby revoked.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Extraordinary General Meeting of Shareholders by a reasonable time before the proxy solicitation was made, and (z) upon such other matters as may properly come before such Extraordinary General Meeting of Shareholders and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3A, 3B, 4, 5, 6 and 7 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.